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                    FARMERS NEW WORLD LIFE INSURANCE COMPANY

               Home Office: 3003 - 77th Ave., S.E., Mercer Island,
                       Washington 98040 / (206) 232-8400

                                 A STOCK COMPANY

Annuitant    Jane Doe                                   Policy Number  001234567
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              INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

In this policy "we," "us," and "our" refer to Farmers New World Life Insurance
Company. "You" and "your" refer to the Owner of this policy.

This policy is a legal contract between you and us. PLEASE READ YOUR POLICY
CAREFULLY.

Your benefits under this policy, the amount of the premium, the premium due dates, and other policy data are shown as the Policy Specifications on the last page of this policy.

THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE AS
DESCRIBED IN THIS CONTRACT, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE
SUBACCOUNTS.

THE CONTRACT VALUE OF THIS CONTRACT MAY INCREASE OR DECREASE DAILY DEPENDING ON
THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS. THERE IS NO GUARANTEED MINIMUM
CONTRACT VALUE.

                   NOTICE OF YOUR RIGHT TO RETURN THIS POLICY

RIGHT TO EXAMINE PERIOD: YOU MAY CANCEL THIS POLICY AT ANY TIME WITHIN 10 DAYS
AFTER YOU RECEIVE IT BY DELIVERING OR MAILING IT TO THE AGENT THROUGH WHOM YOU
PURCHASED IT, TO A BRANCH OFFICE, OR TO OUR HOME OFFICE AT MERCER ISLAND,
WASHINGTON. THIS SHALL VOID THE POLICY FROM THE BEGINNING AND THE PARTIES SHALL
BE IN THE SAME POSITION AS IF NO POLICY OR CONTRACT HAD BEEN ISSUED. ALL
PREMIUMS PAID FOR THE POLICY WILL BE REFUNDED TO YOU.

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
                                                Paul Patsis
                                                President

                                                Jeffrey T. Blackburn
                                                Secretary
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
1998-XXX   NONPARTICIPATING INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY.
           MONTHLY INCOME BEGINS ON ANNUITY START DATE. DEATH BENEFIT PAYABLE
           BEFORE ANNUITY START DATE. ALL PAYMENTS AND VALUES PROVIDED BY THIS
           POLICY, WHEN
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           BASED ON THE INVESTMENT EXPERIENCE OF A SUBACCOUNT, ARE VARIABLE AND
           ARE NOT GUARANTEED.
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
                         ALPHABETIC GUIDE TO YOUR POLICY
DEFINITIONS                                                                    4

GENERAL  PROVISIONS                                                            7

   CONTRACT                                                                    7
   CHANGE OF CONTRACT                                                          7
   INCONTESTABILITY                                                            7
   MISSTATEMENT OF AGE OR SEX                                                  7
   MINIMUM BENEFITS                                                            7
   NONPARTICIPATING                                                            7
   TRANSACTION DELAY                                                           7
   REPORTS                                                                     7
   PROOF OF SURVIVAL                                                           9

OWNERSHIP                                                                      9

   OWNER                                                                       9
   RIGHTS OF OWNER                                                             9
   ASSIGNMENT                                                                  9
   TRANSFERABILITY OF QUALIFIED PLANS, TSAs OR IRAs                            9

BENEFICIARY                                                                    9

   BENEFICIARY                                                                 9
   DESIGNATION                                                                 9
   CHANGE OF BENEFICIARY                                                      10

DEATH BENEFIT                                                                 10

   BEFORE ANNUITY START DATE                                                  10
   AFTER ANNUITY START DATE                                                   10

PREMIUM PROVISIONS                                                            10

   PAYMENT OF PREMIUMS                                                        10
   ALLOCATION OF PREMIUM PAYMENTS                                             10

POLICY  VALUES                                                                12

   CONTRACT VALUE                                                             12
   RECORDS MAINTENANCE CHARGE                                                 12
   CASH VALUE                                                                 12
   SURRENDER CHARGE                                                           13
   SURRENDER OF THE POLICY                                                    13
   PARTIAL WITHDRAWALS                                                        13
   POSTPONEMENT OF SURRENDERS AND PARTIAL SURRENDERS                          14

FIXED ACCOUNT                                                                 15

   FIXED ACCOUNT VALUE                                                        15
   GUARANTEED INTEREST RATE FOR FIXED ACCOUNT VALUE                           15
   CURRENT INTEREST RATE FOR FIXED ACCOUNT VALUE                              15

VARIABLE ACCOUNT                                                              16
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

   GENERAL DESCRIPTION                                                        16
   VARIABLE ACCOUNT VALUE                                                     16
   SUBACCOUNTS                                                                16
   ACCUMULATION UNIT VALUE                                                    18

TRANSFER PRIVILEGE                                                            19

   TRANSFER FEES                                                              19
   TRANSFERS FROM                                                             19
   SUBACCOUNTS                                                                19
   TRANSFERS FROM THE FIXED ACCOUNT                                           19
   ELECTION OF ANNUITY OPTION                                                 20

INCOME  BENEFITS                                                              19

   PAYMENT INTERVAL                                                           20
   PROOF OF AGE AND SEX                                                       20
   EVIDENCE OF LIVING                                                         20
   DATE OF PAYMENT                                                            20
   ALLOCATION OF ANNUITY                                                      20
   VARIABLE ANNUITY                                                           20
   FIXED DOLLAR ANNUITY                                                       21

ANNUITY  OPTIONS                                                              21

   FIRST OPTION                                                               21
   SECOND OPTION                                                              21
   THIRD OPTION                                                               21
   OTHER OPTIONS                                                              21

ANNUITY  TABLES                                                               22

   DESCRIPTION OF TABLES                                                      22
   MINIMUM PAYMENT                                                            22
GUARANTEED ANNUITY TABLES                                                     23

POLICY SPECIFICATIONS                                                         24
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
                                                           DEFINITIONS
ACCUMULATION UNIT         An accounting unit used to calculate the variable account value of this policy before annuity payments begin. It is a measure of the net investment results of each of the variable subaccounts.

RECORDS MAINTENANCE       An amount deducted from the Contract Value at the beginning of each policy year and on the
CHARGE                    Annuity Start Date or the date when the policy is surrendered.  The Records Maintenance Charge is shown on the Policy Specifications page.

ANNUITANT                 Before any annuity payments begin, the Annuitant is the person on whose life this policy is issued. When annuity payments begin, an Annuitant is a person during whose lifetime payments may be made under one of the Annuity Options.

ANNUITY START DATE        The date on which annuity payments are to begin as described under Income Benefits section of this policy.

ANNUITY UNIT              An accounting unit of measure used to calculate the amount of annuity payments under the variable
                          Annuity Option.

BENEFICIARY               A person entitled to receive benefits in case of the death of the Owner or Annuitant, as applicable.

CASH  VALUE               The Contract Value less any applicable Surrender Charge and less any applicable Records
                          Maintenance Charge and premium  tax.

CONTINGENT ANNUITANT      A person so designated by the Owner who becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date.

CONTRACT VALUE            The sum of the values you have in the variable account and the fixed account.

DUE PROOF OF DEATH        A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to the Company.

FINAL ANNUITY DATE        The policy anniversary when the Annuitant is age 95.

FIXED ACCOUNT             An account that is part of our general account, and is not part of or dependent on the investment performance of the variable account.

FIXED ACCOUNT VALUE       Your contract value in the fixed account.

FIXED ANNUITY PAYMENT     Annuity payment supported by the General Account.  Payment does not vary in amount from one payment to the next.

FIXED ACCOUNT VALUE       The portion of the Contract Value allocated to the Fixed Account.

FREE PARTIAL              The amount that can be withdrawn as a partial withdrawal during a policy year without incurring
WITHDRAWAL AMOUNT         surrender charges.
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
ISSUE DATE                The date this policy becomes effective. The issue date is shown on the Policy Specifications page.
                          Policy months, years, and anniversaries are measured from the issue date. The initial premium (less any premium tax) is allocated to the money market subaccount on the issue date. Funds (less charges) remain in the money market subaccount until the Reallocation Date.

MORTALITY AND EXPENSE     A charge deducted from the subaccounts on each Valuation Day that compensates us for providing
RISK CHARGE               the mortality and expense guarantees and assuming the risks under this contract.

NET INVESTMENT FACTOR     The ratio of the subaccount value at the end of the current valuation day to its value at the end of the immediately preceding valuation day. The subaccount value reflects gains and losses in the subaccounts, dividends paid, any capital gains and losses, any taxes paid, and the deduction of the
                          Mortality and Expense Risk Charge and charges for administrative costs.

PAYEE                     A person or entity who receives any proceeds payable under this policy. A payee must be a natural person unless we agree otherwise.

POLICY MONTH, YEAR, OR    A policy month, year, or anniversary as measured from the issue date.
ANNIVERSARY

PREMIUM TAX               The amount of tax, if any, charged by any government entity on premium payments, on any portion of the Contract Value, or on any other funds associated with this policy.

REALLOCATION DATE         The date the contract value in the money market subaccount is allocated to the subaccounts and to the fixed account based on the premium payment allocation percentages specified in the application.  The reallocation date is 35 days after the issue date.

SEC                       The US Securities and Exchange Commission.

SUBACCOUNT                A division of the variable account. The assets of each subaccount are invested in a corresponding portfolio of a designated mutual fund.

VALUATION DAY             Each day on which both the New York Stock Exchange and Farmers New World Life are open for business.

VALUATION PERIOD          The interval of time commencing at the close of business one valuation day and ending at the close of business on the next succeeding valuation day.

VARIABLE ACCOUNT          The variable account is named on the Policy Specifications page (last page of the policy).
                          The variable account is not part of our general account. The variable account has subaccounts, each of which is invested in a corresponding portfolio of a designated mutual fund.

VARIABLE ACCOUNT          The portion of the total value of your contract that is allocated to the subaccounts of
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VALUE                     the variable account.


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
                                                               GENERAL PROVISIONS
CONTRACT                  The entire contract is:
                          1.   this policy;
                          2.   the application attached at issue;
                          3.   any attached amendments and supplements to the application;
                          4.   any attached riders and endorsements; and
                          5.   any attached application for reinstatement, increase in principal sum, or change in death benefit option.

                          In the absence of fraud, we will consider all statements in the application to be representations and not warranties. No statement will be used by us to contest a claim unless that statement is in an attached application or in an amendment or supplement to the application attached to this policy.

CHANGE OF CONTRACT        Any change in the terms of this contract must be in writing and signed by one of our officers. A copy of the change will be attached to this policy. No agent has the authority to change any terms or conditions of this contract.

INCONTESTABILITY          We will not contest this policy after the issue date.

MISSTATEMENT OF AGE       If the Annuitant's age or sex has been misstated, the benefits provided by this policy will be adjusted to
OR SEX                    reflect the correct age or sex. After the Annuity Start Date any adjustment for underpayment will be paid immediately. Any adjustment for overpayment will be deducted from future payments.

MINIMUM BENEFITS          Benefits available under this policy are not less than the minimums required by the law of the state in which this policy is delivered.

NONPARTICIPATING          This policy is nonparticipating. It does not share in our surplus earnings. We will pay no dividends on this policy.

TRANSACTION DELAY         Payment(s) and transfers from the Subaccounts will usually be made promptly but may be delayed under any of the following circumstances:
                          1.   the New York Stock Exchange is closed; or
                          2.   the SEC permits or orders a postponement; or
                          3.   the SEC declares an emergency requiring trade to be restricted; or
                          4.   the SEC determines an emergency exists, making the disposal of, or determination of value of, securities held in the Variable Account not reasonably practicable.

                          We may defer a withdrawal or transfer from the Fixed Account for up to 6 months from the date we receive your request for such a withdrawal or transfer.

REPORTS                   At least once each year, the Owner will receive a statement showing:
                          1.   the current Contract Value and Cash Value;
                          2.   interest credited;
                          3.   investment experience;
                          4.   changes made since the last report;
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
                          5.   any other information required by law.
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
PROOF OF SURVIVAL         The payment of any annuity benefit is subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

                                                            OWNERSHIP

OWNER                     The Annuitant is the Owner of this policy contract unless:

                          1.  another person is named as owner in the application; or
                          2.  a new person is named as provided in the Change of Owner section below.

RIGHTS OF OWNER           During the lifetime of the Annuitant all rights and privileges granted by this policy belong to the
                          Owner. Before the Annuity Start Date the Owner may:

                          1. Change the beneficiary or Owner. Any change of Owner requires our approval and is subject to our underwriting rules then in effect.
                          2. Change the Annuity Start Date.
                          3. Select the Annuity Option
                          4. Select the person to receive the income payments.
                          5. Assign or surrender the policy.
                          6. Withdraw funds from the policy.

                          After the Annuity Start Date the Owner may change:

                          1. the beneficiary and
                          2. the person to receive the income payments.

                          We must receive a signed request to exercise any ownership rights.

ASSIGNMENT                We are not bound by an assignment unless duplicate signed forms are filed with us.  We are not responsible for the validity of any assignment. .  The rights of the owner and the beneficiary are subject to the rights of the assignee.

TRANSFERABILITY OF        If this policy is part of a Qualified Plan, as defined in Internal Revenue Code Section 401a, a Tax
QUALIFIED PLANS, TSAs     Sheltered Annuity (TSA), as defined in IRC Section 403b, or an Individual Retirement Annuity (IRA), as
OR IRAs                   defined in IRC Section 408b, it is nontransferable. This policy cannot be sold, assigned, discounted, used as collateral for a loan, or as security for the performance of any obligation.

                          If this policy is owned by a trust as part of a Qualified Plan, the trustee may transfer ownership to the
                          Annuitant.

                                                                           BENEFICIARY

BENEFICIARY               The beneficiary is the person or persons named to receive any death benefit payable. The beneficiary is as
DESIGNATION               named in the application or as changed by the owner's most recent signed request.

                          If no beneficiary is living at the time a death benefit becomes payable, we will pay any death benefit to you or your estate.
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
CHANGE OF BENEFICIARY     The beneficiary may be changed at any time before the annuitant dies. The change must be signed by the owner and sent to us. The change will take effect on the date it was signed, subject to any action taken by us before we receive the request.

                          If you have named a beneficiary irrevocably, both you and the beneficiary must sign any change.

                                                                          DEATH BENEFIT

BEFORE ANNUITY START      At the death of either the Owner or the Annuitant before the Annuity Start Date, we will pay the Death
DATE                      Benefit to the beneficiary either in one lump sum or under the terms of one of the Annuity Options shown in the Annuity Options section. The amount of Death Benefit paid will be the Contract Value determined on the date we receive due proof of death.

AFTER ANNUITY START       If the Annuitant dies after the Annuity Start Date, we will pay any remaining guaranteed payments to
DATE                      the beneficiary as provided by the Annuity Option selected.

                          If the Owner is not the Annuitant and the Owner dies while the Annuitant is still living, we will continue to pay the income payments for the lifetime of the Annuitant in the same manner as before the Owner's death.

                                                                          PREMIUM PROVISIONS

PAYMENT OF PREMIUMS       Premiums are payable at our home office or to one of our authorized agents. We will provide a receipt signed by one of our officers upon request.

                          The initial premium is shown on the Policy Specifications page and is due on the issue date. Subsequent premiums are flexible and may be paid at any time before the Annuity Start Date. Each premium must be at least equal to the minimum subsequent premium payment shown on the Policy Specifications page.

                          The sum of all premiums paid to us  may not exceed the Cumulative Premium Limit shown on the Policy
                          Specifications Page without our prior approval. The Internal Revenue Code may also limit the maximum amount of premiums.

ALLOCATION OF PREMIUM     This policy provides investment options for the contract value. The initial premium allocation percentages
PAYMENTS                  are indicated in the application for this policy, a copy of which is attached.

                          These percentages will also apply to subsequent premium allocations until you change them. Such allocation percentages may be changed by written notice to us.

                          Allocation percentages must be zero or a whole number not greater than 100. The sum of the premium allocation percentages must equal 100. An allocation to any subaccount or to the Fixed Account must be at least $500.

                          We reserve the right to limit the number of subaccount allocations in effect at any one
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
                          time.

                          On the issue date the contract value will be allocated to the money market subaccount. We will process the allocation at the accumulation unit value next determined as of the end of the issue date. Any subsequent premiums that are received from this time until the reallocation date will also be allocated to the money market subaccount.

                          On the reallocation date, the contract value in the money market subaccount will be reallocated to the subaccounts at the accumulation unit value next determined and to the fixed account based on the premium payment allocation percentages in the contract application.

                          After the reallocation date, planned periodic premiums and unscheduled premiums will be invested as requested on the valuation day they are received by our home office. The premium payments will be credited to the subaccounts at the accumulation unit value next determined after receipt of each payment.
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
                                                                        POLICY VALUES
CONTRACT VALUE            The contract value on the issue date is equal to:

                          1.    the initial premium paid; less

                          2.    any premium taxes due.

                          On each date after the issue date, the contract value is equal to the fixed account value plus the variable account value.

RECORDS MAINTENANCE       We will charge an Records Maintenance Charge each year until the Annuity Start Date. The amount is shown
CHARGE                    on the Policy Specifications Page. The charge for a policy year will be imposed on the last valuation day of each policy year unlessthe contract value is at least $50,000 on that day.

                          Unless the contract value is at least $50,000, this charge will also be imposed on the Annuity Start Date or the date when the policy is surrendered.

                          The fee will be charged against the variable subaccounts and the fixed account proportionately. The portion of the fee charged to each subaccount will reduce the number of accumulation units standing to the credit of the policy in that subaccount.

CASH VALUE                The cash value of this policy on any date is:

                          1.   the contract value; minus

                          2.   the surrender charge, if any, that you would incur if you surrendered the entire policy on that date;
                               minus

                          3.   the Records Maintenance Charge that would be assessed if you surrendered the entire policy on that date; minus

                          4.   any premium taxes that would be assessed on this policy if you surrendered the entire policy on that date.

                          Surrender charges are shown in the Surrender Charge Table shown below.
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
SURRENDER CHARGE          A will apply to certain partial withdrawals and surrender transactions.

                          When one of these transactions occurs, we will determine if a charge applies. If a charge applies, it will be calculated as if all payments were withdrawn in the same order in which they were made. Each
                          Contract Year, the Owner may withdraw up to the greater of:

                                   (i) the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges less prior withdrawals that were previously assessed a Withdrawal Charge, and

                                   (ii) 10% of the Contract Value determined at the time the withdrawal is requested without assessment of any charge.

                           If you withdraw an amount in excess of the above amount, the excess amount withdrawn will be subject to a surrender charge. The Surrender charge applies during the entire seven year period following each premium payment as follows:
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
                                      Number of Complete Years           Surrender Charge
                                      from Date of Premium payment          Percentage
                                      ----------------------------       -------------
                                              0                                   7%
                                              1                                   6%
                                              2                                   5%
                                              3                                   5%
                                              4                                   4%
                                              5                                   3%
                                              6                                   2%
                                              7 and thereafter                    0%

SURRENDER OF THE POLICY   You can surrender this policy at any time prior to the Annuity Start Date by notice to us in writing.
                          Upon surrender, the Policy will terminate and we will pay you the Cash Value at the accumulation unit value next determined as of the close of business on the surrender date. Unless a later date is specified in your request, the surrender date is the date your written request in proper form is received at our
                          Home Office.

PARTIAL WITHDRAWALS       Before the Annuity Start Date you may withdraw part of the Cash Value. Withdrawals are subject to a surrender charge as shown in the Surrender Charge section.

                          You will receives a check in the amount of withdrawal you request, if available. If a surrender charge applies, the Contract Value will be reduced by the Surrender charge plus the dollar amount sent to you.
                          Any premium taxes assessed against this policy on the date of partial withdrawal will also be deducted from the Contract Value.

                          The minimum withdrawal is $100. You may make only one withdrawal per calendar quarter. A partial withdrawal is not available if the withdrawal plus the surrender charge would cause the Contract Value to fall below $500.
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
                          A partial withdrawal will reduce the amount in each of the Subaccounts and the Fixed Account proportionately, unless you request otherwise.

                          The partial withdrawal will be processed at the accumulation unit values next determined after receipt of your request.






POSTPONEMENT OF           We can postpone payment of any amounts withdrawn from the Fixed Account for up to six months from the date
SURRENDERS AND            of the request for surrender or partial withdrawal.
PARTIAL SURRENDERS
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
                                                                          FIXED ACCOUNT
FIXED ACCOUNT VALUE       On each valuation day the fixed account value will be equal to:

                                                                      A + B + C - D - E - F

                          "A" is the fixed account value on the preceding valuation day plus interest from the preceding valuation day to the date of calculation.

                          "B" is the portion of the premium, less any premium tax, that is received since the preceding valuation day and allocated to the fixed account, plus interest from the date such net premium was received to the date of calculation.

                          "C" is the total amount of any transfers from the subaccounts to the fixed account since the preceding valuation day, plus interest on each such transferred amount from the effective date of each transfer to the date of calculation.

                          "D" is the total amount of any transfers from the fixed account to the subaccounts since the preceding valuation day, plus interest on each such transferred amount from the effective date of each transfer to the date of calculation.

                          "E" is the total amount of any partial surrenders and any applicable surrender charges deducted from the fixed account since the preceding valuation day, plus interest on these surrendered amounts from the effective date of each partial surrender to the date of calculation.

                          "F" is the portion of the Records Maintenance Charge charged to the fixed account, as described under the heading "Records Maintenance Charge " in the Policy Values section. This fee is only deducted:

                                   - on the first valuation day in each policy year,

                                   - on the Annuity Start Date, and

                                   - at the time of surrender.

                          Guaranteed minimum fixed account values are not less than the minimum values required by the state in which this policy is delivered. Where required, a statement of the method of computing these values has been filed with the state insurance department.

GUARANTEED INTEREST       The guaranteed minimum rate used to calculate interest on the fixed account is 3% per year, compounded
RATE FOR FIXED ACCOUNT    annually. This is equal to .2466% per month, compounded monthly.
VALUE

CURRENT INTEREST RATE     We may use rates that are higher than the guaranteed minimum rate to calculate interest on the fixed
FOR FIXED ACCOUNT         account. These rates are subject to change at any time and may apply to all or a portion of the fixed
VALUE                     account. Different rates may apply to different portions of the fixed account.
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
                                                                      VARIABLE ACCOUNT
GENERAL DESCRIPTION       The name of the variable account is shown on the Policy Specifications page. The variable account is administered and accounted for as part of our general business, but the income, gains and losses of the variable account are credited to or charged against the assets held in the variable account, without regard to any other income, gains or losses of any other variable account or arising out of any other business we may conduct.

                          The assets of the variable account are segregated by investment options, thus establishing a series of subaccounts within the variable account.

                          When permitted by law, we reserve the right to :
                                   1.   create new variable accounts;
                                   2.   combine variable accounts;
                                   3.   remove, combine or add subaccounts and make the new subaccounts available to you at our discretion;
                                   4.   substitute shares of another portfolio of the funds or shares of another investment company for those of the funds;
                                   5.   deregister the variable account under the Investment Company Act of 1940 if registration is no longer required;
                                   6.   make any changes required by the Investment Company Act of 1940 or any other law; and
                                   7.   operate the variable account as a managed investment company under the Investment Company
                                        Act of 1940 or any other form permitted by law.

                          If a change is made, we will send you a revised prospectus and any notice required by law. If required, we would first seek the approval of the Securities and Exchange Commission, and when required, the appropriate state regulatory authorities before making a change in the investment options.

VARIABLE ACCOUNT          The variable account value is the sum of the values of the subaccounts under this policy.
VALUE

SUBACCOUNTS               The subaccounts are separate investment accounts named by the company. The subaccount values will fluctuate in accordance with the investment experience of the applicable portfolio of the fund held within each subaccount.

                          The subaccount value is determined by multiplying the number of accumulation units credited to the subaccount by the appropriate accumulation unit value.

                          The number of accumulation units to be purchased or redeemed in a transaction is found by dividing:

                                   1.  the dollar amount of the transaction; by

                                   2.  the subaccount's accumulation unit value on the date of that transaction.
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
                          At the end of each valuation day:

                          -  The portion of any premiums, less any premium tax, received since the preceding valuation day and allocated to each subaccount will be applied to purchase additional accumulation units in that subaccount.

                          -  Any transfers to the subaccount from another subaccount or from the fixed account since the end of the previous valuation day will be applied to purchase additional accumulation units in that subaccount.

                          -  Accumulation units will be redeemed from each subaccount to cover any transfers from that subaccount to other subacounts or to the fixed accounts since the preceding valuation day.

                          -  Accumulation units will be redeemed from each subaccount to cover any applicable surrender charges assessed against that subaccount since the preceding valuation day.

                          -  Accumulation units will be redeemed from each subaccount to cover the portion of the Records
                             Maintenance Charge charged to that subaccount, as described under the heading "Records Maintenance
                             Charge " in the Policy Values section. This fee is only deducted:

                                   -  on the first valuation day in each policy year,
                                   -  on the Annuity Start Date, and
                                   -  at the time of surrender.

ACCUMULATION UNIT         The value of an accumulation unit for each of the subaccounts was arbitrarily set at $10 when the first
VALUE                     investments were bought. The value at the end of any later valuation day is equal to:

                                                                        A x B

                          "A" is equal to the subaccount's accumulation unit value for the end of the immediately preceding valuation day.

                          "B" is equal to the net investment factor for the most current valuation day.

                          The net investment factor equals:

                                                                          X
                                                                         --- - Z
                                                                          Y

                          "X" equals:

                          1. the net asset value per accumulation unit held in the subaccount at the end of the current valuation day; plus

                          2. the per accumulation unit amount of any dividend or capital gain distribution on shares held in the subaccount during the current valuation day; less

                          3. the per accumulation unit amount of any capital loss distribution on shares held in the subaccount during the current valuation day; less

                          4. the per accumulation unit amount of any taxes or any amount set aside during the valuation day as a reserve for taxes.

                          "Y" equals the net asset value per accumulation unit held in the subaccount as of the end of the immediately preceding valuation day.

                          "Z" equals charges and fees deducted from the subaccount.  These consist of:

                          1. Mortality and expense risk charges.  The mortality and expense risk charges are deducted from each of the subaccounts on each valuation day.  They compensate us for providing the mortality and expense guarantees and assuming the risks under this policy.  These charges are shown on the Policy
                             Specifications page.

                          2. Charge for administrative costs.  A charge for administrative costs is deducted from each of the subaccounts on each valuation day.  The charge is a percentage of the assets in each subaccount.  The
                             Administrative Cost Charge is shown on the Policy Specifications page.  This charge compensates us for expenses incurred to administer contracts.

                          3. The portion of the Records Maintenance Charge charged to the subaccount, as described under the heading "Records Maintenance Charge " in the Policy Values section.  This fee is deducted at the beginning of each policy year, on the Annuity Start Date, and at the time of surrender.

                          The net investment factor may be greater, less than or equal to one.  Therefore, the value of the subaccount may increase, decrease or remain the same.

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

                                                                        TRANSFER PRIVILEGE
TRANSFER FEES             Twelve transfers per year may be made free of charge.  Any unused free transfers do not carry over to the next policy year.  Any additional transfers during a policy year will be charged a $25 transfer fee.  For the purpose of assessing a fee, each written request or telephone request is considered to be one transfer. Transfers made pursuant to an Asset Allocation or Dollar Cost Averaging program we may offer do not count toward these 12 transfers The transfer fee will be deducted from the amount being transferred.

TRANSFERS FROM            After the Right to Examine Period, you may transfer all or a part of an amount from the value in any
SUBACCOUNTS               subaccount of the variable account to one or more of the subaccounts of the variable account.  Transfers may also be made to the fixed account, but not during the six months following any transfer from the Fixed
                          Account into one or more Subaccounts. The minimum amount that you may transfer is the lesser of :
                          1. $100; or
                          2. the total value in that subaccount on that date.

                          Any transfer that would reduce the amount in a subaccount below $500 will be treated as a transfer request for the entire amount in that subaccount.

                          A transfer fee may apply as described above.

                          We may suspend or modify this transfer privilege at any time.

                          Transfers will be processed based on values determined at the end of the Valuation Day during which the transfer request is received at our home office.

TRANSFERS FROM THE        You may transfer an amount from the value in the fixed account to one or more subaccounts of the variable
FIXED ACCOUNT             account one time during the Policy Year during the 30 days following an anniversary of a Policy Year.
                          The minimum amount that you may transfer is the lesser of :
                          1. $100; or
                          2. the total value in that subaccount on that date.

                          Any transfer that would reduce the amount in the fixed account below $500 will be treated as a transfer request for the entire amount in the fixed account.

                          We can postpone transfers from the Fixed Account for up to six months from the date of the request.  The effective date of the transfer is the date on which values are transferred from the Fixed Account to the
                          Subaccount.

                          A transfer fee may apply as described above.

                          We may suspend or modify this transfer privilege at any time.

                                                        INCOME BENEFITS

ELECTION OF ANNUITY       On or before the Final Annuity Date (the policy anniversary when the Annuitant is age 95), an Annuity
OPTION                    Start Date must be chosen.  If a Death Benefit is payable and an Annuity Option is chosen, the Annuity
                          Start Date will be the date we receive due proof of the Annuitant's death.  The Annuity Option and whether annuity payments will be variable, fixed, or a combination of variable and fixed must be chosen on or before the Annuity Start Date.  On the Annuity Start Date, the Cash Value (or, in case of death, the
                          Death Benefit will be used to provide annuity payments. On the Final Annuity Date, we will use the Second
                          Annuity Option for payment of the Cash Value if no choice is made.

                          If this policy has been in force for at least three policy years and the First, Second or Third Annuity
                          Option is used, no surrender charge will be deducted from the Contract Value.

PAYMENT INTERVAL          You may choose to have payments made at the end of 1, 3, 6, or 12 month intervals.  If any payment would be less than $100, we may change the payment interval to the next longer interval.  If, on the Annuity
                          Start Date, the payment for the 12 month interval is less than $100, we may pay the Cash Value or Death
                          Benefit on that date in one sum.

PROOF OF AGE AND SEX      We may require proof of the age and sex of the Annuitant(s) and Payee before any payments are made.

EVIDENCE OF LIVING        We may require satisfactory proof that the Annuitant is living when each payment is due.  If proof is required, payments will stop until such proof is given.  If any payment is made by check and the Annuitant personally endorses the check on or after the date on which such payment is due, no other proof will be required.

DATE OF PAYMENT           The first payment under any option shall be made on the fifteenth day of the month immediately following approval of claim for settlement.  Subsequent payments shall be made on the fifteenth day of each subsequent month in accordance with the manner of payment selected.

ALLOCATION OF ANNUITY     The person electing an Annuity Option may further elect to have the cash value applied to provide a variable annuity, a fixed dollar annuity or a combination of both.  Once every 3 months, following the commencement of annuity payments, the Owner may elect, in writing, to transfer among any Subaccount(s) on which variable annuity payments are based.  No transfers may be made between the Subaccounts and the Fixed
                          Account.

                          If no election is made to the contrary, the value of each Subaccount on the Annuity Start Date shall be applied to provide a variable annuity, and the value of the Fixed Account shall be applied to provide a fixed dollar annuity.

VARIABLE ANNUITY          A variable annuity is an annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Subaccount(s) of the Separate Account.  After the first periodic payment for a variable annuity has been determined in accordance with the provisions of this policy, the number of
                          Subaccount Annuity Units is determined by dividing that first periodic payment by the appropriate
                          Subaccount Annuity Unit value on the effective date of the annuity payments.

                          Once variable annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Subaccount.  If the Owner elects that continuing annuity payments be based on a different
                          Subaccount, the number will change effective with that election but will remain fixed in number following such election.

                          The dollar amount of the second and subsequent variable annuity payments is not predetermined and may increase or decrease from month to month.  The actual amount of each variable annuity payment after the first is determined by multiplying the number of Subaccount Annuity Units by the Subaccount Annuity Unit
                          value.  The Subaccount Annuity Unit value will be determined no earlier than the fifth Valuation date preceding the date the annuity payment is due.

                          We guarantee that the dollar amount of variable annuity payments will not be adversely affected by variations in the expense results and in the actual mortality experience of Annuitants from the mortality assumptions, including any age adjustment, used in determining the first periodic payment.

FIXED DOLLAR ANNUITY      A fixed dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period.

                                                                        ANNUITY  OPTIONS

FIRST OPTION              We will pay a monthly income for the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION             We will pay a monthly income for the lifetime of the Annuitant, with the guarantee that we will make at least 120 or 240 monthly payments.  You select either the 120 or 240 month guarantee period.

                          If less than 120 or 240 monthly payments have been made at the Annuitant's death, we will pay the balance of the guaranteed payments to the beneficiary or beneficiaries as monthly payments for the rest of the guaranteed period.

                          If the guaranteed payments have been paid, the monthly payments will stop with the last payment due before the Annuitant's death.

THIRD OPTION              Joint and Survivor Life Annuity - We will pay a monthly income during the joint lifetime of two
                          Annuitants.  After the death of one of the Annuitants, we will continue the monthly payments for the lifetime of the surviving Annuitant.  The monthly payments will stop with the last payment due before the death of the last surviving Annuitant.

OTHER OPTIONS             May be available with our consent.

                                                                        ANNUITY  TABLES
DESCRIPTION OF TABLES     The attached tables show the minimum dollar amount of the first monthly payments for each $1,000 applied under the First, Second and Third Annuity Options.  Under the First or Second Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due.  Under the
                          Third Option, the amount of each payment will depend upon the sex of both Annuitants and their ages at the time the first payment is due.

                          The payment tables for the First, Second and Third Options are based on the 1983 Annuity Mortality Tables at 4.00% interest per year.

                          Once the Owner has elected an Annuity Option, that election may not be changed with respect to any
                          Annuitant following the commencement of annuity payments.

MINIMUM PAYMENT           No election of any options or combination of options may be made under this policy unless the first payment for each affected Account would be at least equal to the minimum payment amount according to
                          Company rules then in effect. If at any time, payments to be made to any payee from each Account are or become less than the minimum payment amount, the Company shall have the right to change the frequency of payment to such intervals as will result in a payment at least equal to the minimum. If any amount due would be less than the minimum payment amount per year, we may make such other settlements as may be equitable to the payee.

                                          GUARANTEED  ANNUITY  TABLES
                                    Monthly Payments for Each $1000 Applied
-----------------------------------------------------------------------------------

AGE             OPTION 1                              OPTION 2
---            LIFE INCOME                           LIFE INCOME
          -------------------------------------------------------------------------
                                  120 Payments Guaranteed   240 Payments Guaranteed
                                  -----------------------   -----------------------
             Male     Female           Male   Female           Male   Female
-----------------------------------------------------------------------------------

55           3.98      3.62            3.94    3.60            3.81    3.54
56           4.05      3.68            4.01    3.66            3.86    3.59
57           4.14      3.75            4.09    3.73            3.92    3.65
58           4.22      3.82            4.17    3.79            3.99    3.71
59           4.31      3.89            4.25    3.86            4.05    3.77
60           4.41      3.97            4.34    3.94            4.11    3.83
61           4.51      4.05            4.44    4.02            4.18    3.89
62           4.62      4.14            4.54    4.10            4.25    3.96
63           4.74      4.23            4.64    4.19            4.31    4.03
64           4.86      4.33            4.75    4.28            4.38    4.10
65           4.99      4.44            4.87    4.38            4.45    4.17
66           5.14      4.55            4.99    4.48            4.51    4.24
67           5.29      4.67            5.12    4.59            4.58    4.31
68           5.45      4.79            5.25    4.70            4.64    4.39
69           5.62      4.93            5.39    4.82            4.71    4.46
70           5.81      5.07            5.54    4.95            4.77    4.53
71           6.00      5.23            5.69    5.09            4.83    4.61
72           6.21      5.39            5.85    5.23            4.88    4.68
73           6.44      5.57            6.01    5.38            4.93    4.74
74           6.68      5.76            6.17    5.53            4.98    4.81
75           6.94      5.96            6.35    5.70            5.02    4.87
76           7.21      6.19            6.52    5.87            5.06    4.93
77           7.50      6.43            6.70    6.05            5.09    4.98
78           7.82      6.69            6.88    6.24            5.12    5.03
79           8.16      6.97            7.06    6.43            5.15    5.07
80           8.52      7.28            7.24    6.63            5.17    5.11
81           8.90      7.61            7.42    6.83            5.19    5.14
82           9.32      7.97            7.59    7.03            5.21    5.17
83           9.77      8.36            7.76    7.24            5.22    5.19
84          10.24      8.78            7.93    7.44            5.24    5.21
85          10.75      9.24            8.09    7.64            5.24    5.22
-----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                            OPTION 3
               Joint Life Annuity With 100% To Survivor - Male and Female Joint Annuitants
MALE                                       FEMALE AGE
AGE
              55        60      65      70      75      80      85
---------------------------------------------------------------------

55           3.32      3.47    3.60    3.71    3.80    3.87    3.91
60           3.41      3.60    3.79    3.96    4.11    4.22    4.30
65           3.47      3.71    3.96    4.22    4.45    4.64    4.78
70           3.52      3.80    4.11    4.46    4.80    5.12    5.38
75           3.56      3.86    4.23    4.66    5.14    5.63    6.07
80           3.58      3.90    4.31    4.81    5.42    6.11    6.80
85           3.60      3.93    4.36    4.92    5.63    6.51    7.51

                FARMERS NEW WORLD LIFE INSURANCE COMPANY
                        Policy Specifications

OWNER          GEORGE B DOE                   POLICY NUMBER         001234567
ANNUITANT      JOHN A DOE                     ISSUE DATE            OCTOBER 1, 1998
ISSUE AGE      35                             ANNUITY START DATE    OCTOBER 1, 2073
SEX            M                              MONTHLY DUE DATE      01

VARIABLE ACCOUNT:  FARMERS NEW WORLD LIFE VARIABLE ANNUITY SEPARATE ACCOUNT "A"

INITIAL PREMIUM:                              $XXX.XX
MINIMUM SUBSEQUENT PREMIUM                    $XXX.XX, OR $XX FOR PAYMENTS DRAWN BY US ON YOUR ACCOUNT VIA CHECK OR ELECTRONIC
PAYMENT:                                      DEBIT.

CUMULATIVE PREMIUM LIMIT:                     $XX,XXX,XXX
RECORDS MAINTENANCE CHARGE
(ANNUAL):                                     $30 (OR $0 IF CONTRACT VALUE AT END OF PREVIOUS POLICY YEAR IS AT LEAST $50,000)

MORTALITY AND EXPENSE RISK
  CHARGE BASIC POLICY:                        0.90% (ON AN ANNUAL BASIS) OF THE DAILY NET ASSETS OF THE VARIABLE ACCOUNT.

      GUARANTEED MINIMUM
      DEATH BENEFIT RIDER:                    0.50% (ON AN ANNUAL BASIS) OF THE AVERAGE DAILY NET ASSETS OF THE VARIABLE ACCOUNT.

ADMINISTRATIVE COST CHARGE:                   X.XX% (ON AN ANNUAL BASIS) OF THE DAILY NET ASSETS OF THE VARIABLE ACCOUNT.

REQUESTED ANNUAL REPORT FEE                   $5.00

1998-XXX    NONPARTICIPATING INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY. MONTHLY INCOME BEGINS ON ANNUITY START DATE.
            DEATH BENEFIT PAYABLE BEFORE ANNUITY START DATE. ALL PAYMENTS AND VALUES PROVIDED BY THIS POLICY, WHEN BASED ON THE
            INVESTMENT EXPERIENCE OF A SUBACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED.